EXHIBIT 4.10

                          PLEDGE AND SECURITY AGREEMENT
                                   (Borrower)


         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated June 18, 1997, by and between DynaGen, Inc., a Delaware corporation ("Borrower") and Sirrom Capital Corporation, a Tennessee corporation, with its principal office and place of business in Nashville, Tennessee ("Sirrom") for itself and in its capacity as Collateral Agent pursuant to that certain Collateral Agent Agreement of even date herewith (the "Agency Agreement") by and between Sirrom and Odyssey Investment Partners, L.P., a Pennsylvania limited partnership ("Odyssey") (Sirrom and Odyssey are sometimes referred to herein collectively as "Lenders").


                                   WITNESSETH:

         WHEREAS, pursuant to a Loan Agreement of even date herewith, by and between Borrower and Lenders (the "Loan Agreement"), Lenders have made loans to Borrower in the original principal amount of $3,000,000 (the "Loan"). The Loan is evidenced by a Secured Promissory Note of even date herewith, in the principal amount of $2,000,000, made and executed by Borrower, payable to the order of Sirrom (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Sirrom Note") and a Secured Promissory Note of even date herewith, in the principal amount of $1,000,000, made and executed by Borrower, payable to the order of Odyssey
(herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Odyssey Note") (the Sirrom Note and the Odyssey Note are sometimes referred to herein collectively as the "Notes") .

         WHEREAS, it is a condition of Lenders' agreement to make the Loan to Borrower that Borrower execute and deliver this Agreement to Sirrom.


                                   AGREEMENT:

         NOW THEREFORE, in consideration of the foregoing, and to enable Borrower to obtain loans and other extensions of credit from Lenders and to induce Lenders to have transactions with Borrower, Borrower agrees as follows:

         1. Pledge. Subject to the terms of that certain Subordination Agreement of even date herewith among Lenders and former shareholders of Superior Pharmaceutical Company, as collateral security for the payment and performance in full of the Obligations (as hereinafter defined), Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Sirrom, and hereby grants to Sirrom a security interest in, the collateral described in Schedule A hereto, together with the proceeds thereof and all cash, additional




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securities  or other  property at any time and from time to time  receivable  or otherwise distributable in respect of, in exchange for, or in substitution for any and all such pledged securities (all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or hereafter pledged hereunder are hereinafter collectively called the "Pledged Securities");

         TO HAVE AND TO HOLD the Pledged Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Sirrom, its successors and assigns; subject, however, to the terms, covenants and conditions hereinafter set forth.

         Upon delivery to Sirrom, the Pledged Securities shall be accompanied by executed stock powers in blank and by such other instruments or documents as Sirrom or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates theretofore and then pledged hereunder, which schedule shall be attached hereto as Schedule A and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered.

         2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Sirrom, to secure full payment and performance of any and all indebtedness and other obligations of Borrower to Lenders, direct or contingent, however evidenced or denominated, and however or whenever incurred, including without limitation indebtedness incurred pursuant to any past, present or future commitment of Lenders to Borrower (regardless of the class of such future advance), including, without limitation, the indebtedness evidenced by the Notes (collectively the "Obligations"). Lenders acknowledge that the Collateral is presently pledged to certain other note holders who have a first priority pledge pursuant to a Pledge Agreement dated June 18, 1997 by and between Borrower, Thomas Canning, Eric C. Hagerstrand and Dennis Smith (the "Senior Pledge Agreement").

         3. Representations and Warranties. Borrower hereby represents and warrants to Sirrom (a) that Borrower is the legal and equitable owner of the Pledged Securities, that Borrower has the complete and unconditional authority to pledge the Pledged Securities being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature except for the pledge pursuant to the Senior Pledge Agreement in favor of Thomas Canning, Eric C. Hagerstrand and Dennis Smith, which shall be released on or before June 18, 2000 at which time Sirrom shall have a first priority pledge and security interest in the Pledged Securities; and (b) that no consent or approval of any governmental body or regulatory authority, or of any other party, which was or is necessary to the validity of this pledge, has not been obtained. Borrower further represents and warrants that no part of the Obligations will be used to purchase or carry any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, 12 CFR ss.
221.1 et seq.





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         4. Registration in Nominee Name;  Denominations.  Subject to the rights of the pledgees under the Senior Pledge Agreement, Sirrom shall have the right (in its sole and absolute discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of the Borrower, endorsed or assigned in blank or in favor of Sirrom. Borrower shall deliver to Sirrom all certificates representing the Pledged Securities promptly upon receipt by Borrower. Upon request and delivery of certificates representing the Pledged Securities to the issuer of the Pledged Securities, Sirrom may have such Pledged Securities registered in the name of Sirrom or any nominee or nominees of Sirrom. Sirrom shall at all times have the right to exchange the certificates
representing   Pledged   Securities  for   certificates  of  smaller  or  larger
denominations for any purpose consistent with this Agreement.

         5. Remedies Upon Default. Subject to the priority interest in the Collateral and the rights contained in the Senior Pledge Agreement, upon the occurrence of a default or Event of Default under the Loan Agreement, or in the event that any representation or warranty herein shall prove to have been untrue when made, then, and in any such event, Sirrom shall have all of the rights, privileges and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Tennessee, and without limiting the foregoing, Sirrom may (a) collect any and all amounts payable in respect of the Pledged Securities and exercise any and all rights, privileges, options and remedies of the holder and owner thereof, and (b) sell, transfer and/or negotiate the Pledged Securities, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as Sirrom shall deem appropriate, including without limitation, at Sirrom's option, the purchase of all or any part of said securities at any public sale by Sirrom. Upon consummation of any sale, Sirrom shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Borrower hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

         6. Application of Proceeds. The proceeds of the sale of Pledged Securities sold pursuant to Section 5 hereof, and the proceeds of the exercise of any of Sirrom's other remedies hereunder, shall be applied by Sirrom as follows:

         First: To the payment of all costs and expenses incurred by Sirrom in connection with any such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for Sirrom in connection therewith, and

         Second: To the payment in full of the Obligations, first to accrued interest and thereafter to the unpaid principal amount thereof, to the extent not previously paid by Borrower, and





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         Third:  The  excess,  if any,  shall be paid to  Borrower  or any other person lawfully thereunto entitled.

         7. Reimbursement of Lender. Borrower agrees to reimburse Sirrom, upon demand, for all expenses, including without limitation reasonable attorney's fees, incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify Sirrom and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Sirrom.

         8. No Waiver. No failure on the part of Sirrom to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Sirrom preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law.

         9. Limitation of Lender Liability. Except in the case of their intentional malfeasance or gross negligence, neither Sirrom nor its partners, employees, agents, representatives, or nominees shall be liable for any loss incurred by Borrower arising out of any act or omission of Sirrom, its partners, employees, agents, representatives or nominees, with respect to the care, custody or preservation of the Pledged Securities.

         10. Binding Agreement. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns.

         11. Governing Law; Amendments. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Tennessee applicable to contracts to be wholly performed in such state. This Agreement may not be amended or modified, nor may any of the Pledged Securities be released except in a writing signed by the party to be charged therewith. Time is of the essence with respect to the obligations of Borrower pursuant to this Agreement.

         12. Further Assurances. Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Sirrom may at any time request in connection with the administration and enforcement of this Agreement or relative to the Pledged Securities or any part thereof or in order to better assure and confirm unto Sirrom its rights and remedies hereunder.

         13. Headings. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.





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         IN WITNESS  WHEREOF,  Borrower and Sirrom have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.

                                            BORROWER:

                                            DYNAGEN, INC.,
                                            a Delaware corporation




                                            By:    /s/ Dhananjay G. Wadekar
                                                   ----------------------------
                                            Title: Executive Vice President
                                                   ----------------------------


                                            SIRROM:

                                            SIRROM   CAPITAL   CORPORATION,    a
                                            Tennessee  corporation,  for  itself
                                            and in its  capacity  as  Collateral
                                            Agent   pursuant   to   the   Agency
                                            Agreement




                                            By:    /s/ [Illegible]
                                                   ----------------------------
                                            Title: Vice President
                                                   ----------------------------




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                                   SCHEDULE A

                               PLEDGED SECURITIES




                            No. of
        Issuer              Shares      Class      Certificate Nos.
-----------------------     ------     -------     ----------------



Superior Pharmaceutical      100       Common       11, 12 and 13
Company






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